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EXHIBIT 99.1

[LOGO]	Press Release
	Contact:	John Simmons, VP & CFO Stewart & Stevenson Services, Inc. 713-868-7700
For Immediate Release

STEWART & STEVENSON ANNOUNCES FISCAL 2004 SECOND
QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON—August 16, 2004—Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2004 second quarter results on Wednesday, August 25 at 6:00 a.m. Eastern time. In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, August 25, 2004 at 10:00 a.m. Eastern time.

What:	Stewart & Stevenson Second Quarter Earnings Call
When:	Wednesday, August 25 at 10:00 Eastern time
How:	Live via phone—By dialing 800-659-1966 or 617-614-2711 and using pass code 80041855 at least 10 minutes prior to the start time—OR live over the Internet by logging on to the web address below:
Where:	http://www.ssss.com The call may be accessed on the home page of Stewart & Stevenson's website under the heading "In the Spotlight", or on the Investor Relations web page.

A telephonic replay of the conference call will be available through September 1, 2004 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 48720311. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading "In the Spotlight" or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.

        Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation. For more information on Stewart & Stevenson visit www.ssss.com.

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  EXHIBIT 99.1
STEWART & STEVENSON ANNOUNCES FISCAL 2004 SECOND QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE